Exhibit 99.2

Consent of Director Designee

Western Alliance Bancorporation, a Delaware corporation, has filed a Registration Statement on Form S-4 (Registration No. 333-203553) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its acquisition of Bridge Capital Holdings. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to be named as a potential designee to the board of directors of Western Alliance Bancorporation in the Registration Statement. I also consent to the filing of this consent as an exhibit to a Form 8-K to be incorporated by reference into such Registration Statement and any amendments thereto.

Dated: June 22, 2015

/s/ Howard N. Gould
Howard N. Gould